UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGY TRANSFER OPERATING, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1493906
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600,

Dallas, Texas 75225

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.500% Senior Notes due 2020 4.250% Senior Notes due 2023 5.875% Senior Notes due 2024 5.500% Senior Notes due 2027	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-229843

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.500% Senior Notes due 2020 (the “2020 Notes”), the 4.250% Senior Notes due 2023 (the “2023 Notes”), the 5.875% Senior Notes due 2024 (the “2024 Notes”) and the 5.500% Senior Notes due 2027 (the “2027 Notes” and, together with the 2020 Notes, the 2023 Notes and the 2024 Notes, the “Notes”) of Energy Transfer Operating, L.P. (the “Registrant”) is set forth under the caption “Description of the New ETO Notes” in the Registrant’s prospectus dated March 20, 2019 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-4 (No. 333-229843) and which descriptions are incorporated herein by reference. The summary descriptions of the Notes do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of the Exhibit

1	Registration Statement on Form S-4 (Registration No. 333-229843), filed February 25, 2019, as amended (incorporated herein by reference)

2	Indenture, dated as of June 8, 2018, among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K, filed June 8, 2018)

3	Third Supplemental Indenture by and among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K, filed March 27, 2019)

4	Forms of Notes (included in Exhibit 4.2 of Current Report on Form 8-K, filed March 27, 2019)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGY TRANSFER OPERATING, L.P.

	By:	Energy Transfer Partners GP, L.P. its general partner

	By:	Energy Transfer Partners, L.L.C. its general partner

Date: March 27, 2019	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer